EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 (AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of Activeworlds Corp. (the “Company”) on 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Goodman, Chief Executive Officer and Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: April 11, 2008

/s/ Paul Goodman
Paul Goodman
Chief Executive Officer and Chief Financial Officer

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.